Exhibit 15

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Exhibit 7.1 to the Amendment to the Original PRJ of Oi Group

Corporate Reorganizations

  Merger of Oi Internet S.A. into Oi or Telemar or Oi Móvel;
  Merger of Oi Móvel into Telemar or into Oi;
  Merger of Telemar into Oi;
  Merger of Paggo Administradora Ltda. into Oi Móvel;
  Merger of Brasil Telecom Comunicação Multimídia Ltda. into Telemar or into Oi;
  Merger of Copart 4 into Telemar;
  Merger of Copart 5 into Oi;
  Merger or transfer of assets of SEREDE – Serviços de Rede S.A. into one or more Debtors;
  Merger or transfer of assets of Rede Conecta Serviços de Rede S.A. into one or more Debtors;
  Corporate reorganizations involving the shareholder interest held by the Oi Group listed in the chart below, including spin-off, merger, incorporation or merger of shares of one or more companies, transformation, dissolution or liquidation; and
  Any reorganization that does not cause a Material Adverse Effect on the companies included in Oi Group and that does not materially change the nature of the businesses of the companies included in Oi Group.

Shareholder Interest Object of Corporate Reorganizations
Company	National Register of Legal Entities (CNPJ) or similar	Country principal place of business	Address	Shareholder interest
Paggo Empreendimentos S.A.	09.080.006/0001-90	Brazil	Rua Humberto de Campos, nº 425, 1º andar - parte, Leblon, Rio de Janeiro/RJ, CEP 22430-190	100% of Oi Móvel S.A. – under Judicial Reorganization
Paggo Administradora Ltda.	07.953.678/0001-38	Brazil	Rua Humberto de Campos, nº 425, 1º andar - parte, Leblon, Rio de Janeiro/RJ, CEP 22430-190	99.99% of Paggo Empreendimentos S.A. 0.01% of Oi Móvel S.A. – under Judicial Reorganization
Paggo Acquirer Gestão de Meios de Pagamentos Ltda.	07.953.674/0001-50	Brazil	Rua Humberto de Campos, nº 425, 1º andar - parte, Leblon, Rio de Janeiro/RJ, CEP 22430-190	99.99% of Paggo Empreendimentos S.A. 0.01% of Oi Móvel S.A. - Under Judicial Reorganization
Paggo Soluções e Meios de Pagamentos S.A.	09.311.289/0001-34	Brazil	Alameda Xingu, nº 512, 23º andar, sala 23.1, Centro Industrial e Empresarial, Alphaville, Barueri/SP, CEP 06.455-030	50% of Paggo Acquirer Gestão de Meios de Pagamentos Ltda.
SEREDE - Serviços de Rede S.A.	08.596.854/0001-94	Brazil	Rua Hannibal Porto, nº 450, 6º andar, Irajá, Rio de Janeiro/RJ	81.61% of Telemar Norte Leste S.A. - under Judicial Reorganization; 17.51% of Oi S.A. - under Judicial Reorganization; 0.88% of Oi Móvel S.A. – under Judicial Reorganization

Oi Brasil Holdings Cooperatief U.A. (Oi Coop)	52578518	Netherlands	Delflandlaan 1 (Queens Tower), Office 705, 1062 EA Amsterdam	100% of Oi S.A. – under Judicial Reorganization
CVTEL B.V.	34288553	Netherlands	Delflandlaan 1 (Queens Tower), Office 705, 1062 EA Amsterdam	100% of Oi S.A. – under Judicial Reorganization
Portugal Telecom International Finance B.V. (PTIF)	34108060	Netherlands	Delflandlaan 1 (Queens Tower), Office 705, 1062 EA Amsterdam	100% of Oi S.A. - under Judicial Reorganization
Carrigans Finance S.à.r.l	B 140285	Luxemburg	2-8, Avenue Charles de Gaulle l - 1653 Luxembourg	100% of Oi S.A. - under Judicial Reorganization
Pharol SGPS S.A.	503215058	Portugal	Rua Joshua Benoliel, 1, 2C, Edifício Amoreiras Square, 1250-133, Lisbon	10% of Telemar Norte Leste S.A. – under Judicial Reorganization; PT Participações S.A. and Oi Investimentos Internacionais S.A. each hold 1 share of Pharol SGPS S.A.

Pointer Peru S.A.C. (Em liquidação)	12181817	Peru	Av. San Borja Norte, nº 731, Urba san Borja, San Borha, Lima	100% of Pointer Networks S.A.
Vex Venezuela C.A.	Inscrita perante o Registro Mercantil Cuarto de la Circunscripición Judicial del Distrito Capital y Estado Mirando em 10/06/2008, sob o Nº 22, Tomo 59-A-Cto.	Venezuela	Oficina nº 21, 2º piso del Edificio Torre A del Centro Profesional Santa Paula, Urbanización Santa Paula, Avenida Circunvalación del Sol, em jurisdicción del Municipio Baruta del Estado Miranda	100% of Pointer Networks S.A.
VEX USA, INC.	68-0680115	United States	3500 South Dupont Highway, City of Dover, county of Kent, state of Delaware, ZIP CODE 19901	100% of Pointer Networks S.A.
VEX Ukraine LLC.	36283661	Ukraine	04053, Kyiv, 23 Observatorna Street, apt. 17	40% of Pointer Networks S.A.

PT Participações SGPS S.A.	508338760	Portugal	Avenida António Augusto de Aguiar, nº 130, 8º andar, na freguesia de Avenidas Novas, concelho de Lisboa, 1050-020 Lisbon	100% of Oi S.A. - under Judicial Reorganization
Oi Investimentos Internacionais S.A.	506916049	Portugal	Avenida António Augusto de Aguiar, nº 130, 8º andar, na freguesia de Avenidas Novas, concelho de Lisboa, 1050-020 Lisbon	100% of PT Participações S.A.
Telecomunicações Públicas de Timor S.A.	506232417	Portugal	Avenida António Augusto de Aguiar, nº 130, 8º andar, na freguesia de Avenidas Novas, concelho de Lisboa, 1050-020 Lisbon	76.14% of PT Participações S.A.
Timor Telecom S.A.	1014630	East Timor	Presidente Nicolau Lobato, Timor Plaza, 4º andar, C.P, nº 15 em Díli	3.05% of PT Participações S.A.; 54,01% of Telecomunicações Públicas de Timor S.A.
Seguradora Internacional de Moçambique S.A.	400005843	Mozambique	Av. 25 de Setembro, nº 1800 - 18º andar, Maputo	5.84% of PT Participações S.A.
Eurescom - European Institute for Research and Strategic Studies in Telecommunications - GMBH	HRB 334410	Germany	69118 Heidelberg	3% of PT Participações S.A.

Africatel Management GMBH	HRB 99526	Germany	Kronberger Strabe, 1, 65812 Bad Soden am Taunus	100% of PT Participações S.A.
Africatel GMBH & Co. KG	HRB 8729	Germany	Kronberger Strabe, 1, 65812 Bad Soden am Taunus	100% of PT Participações S.A.
Africatel Holdings B.V.	34248498	Netherlands	Delflandlaan 1 (Queens Tower), Office 705, 1062 EA Amsterdam	86% of Africatel GMBH & Co. KG
Companhia Santomense de Telecomunicações SARL	517009504	São Tomé and Príncipe	Av. Marginal 12 de Julho, Distrito de Água Grande, CP 141, S. Tomé	51% of Africatel Holdings B.V.
STP - Cabo SARL	517716863	São Tomé and Príncipe	Av. Marginal 12 de Julho, Distrito de Água Grande, CP 141, S. Tomé	74,50% of Companhia Santomense de Telecomunicações S.a.r.l.
Directel - Listas Telefônicas Internacionais Ltda.	502258110	Portugal	Avenida António Augusto de Aguiar, nº 130, 8º andar, na freguesia de Avenidas Novas, concelho de Lisboa, 1050-020 Lisboa	100% of Africatel Holdings B.V.

Kenya Postel Directories Limited	0019672L	Kenya	Mitsumi Business Park, Muthithi Road, Building: L.R. NO 209/2131,Westlands, PO.O. Box 10810-00100 GPO, Nairobi	60% of Directel – Listas Telefônicas Internacionais Ltda.
ELTA - Empresas de Listas Telefônicas de Angola, Lda	5403025030	Angola	Rua Cirilo da Conceição e Silva, nº 41, Caixa Postal 3429, Luanda	55% of Directel - Listas Telefônicas Internacionais Ltda.
Listas Telefônicas de Moçambique, Lda	400021104	Mozambique	Av. 25 de Setembro, nº 420, 5º E. Caixa Postal 1293, Maputo	50% of Directel - Listas Telefônicas Internacionais Ltda.
Directel Cabo Verde, Lda	200104357	Cape Verde	Prédio CCISS, R/c Achada de Santon António, CP 683, Praia - Santiago	60% of Directel - Listas Telefônicas Internacionais Ltda.
Brasil Telecom Call Center S.A.	04.014.081/0001-30	Brazil	Rodovia BR 153, KM 06, S/N, Bloco 03, Vila Redenção, Goiânia/Goiás, CEP 74.845-090	100% of Telemar Norte Leste S.A. – under Judicial Reorganization
BrT Card Serviços Financeiros Ltda.	10.213.810/0001-80	Brazil	Calçada Antares, nº 249, sala 23, Centro de Apoio II, Alphaville, Santana de Parnaíba/SP, CEP 06541-065	99.99% of Telemar Norte Leste S.A. – under Judicial Reorganization 0.01% of Oi Móvel S.A. – under Judicial Reorganization

Companhia AIX de Participações	04.430.599/0001-54	Brazil	Rua Gomes de Carvalho, nº 1666, conj. 1191, sala 01, Vila Olímpia, São Paulo/SP, CEP 04547-006	50% of Telemar Norte Leste S.A. – under Judicial Reorganization
Hispamar Satélites S.A.	04.568.354/0001-98	Brazil	Praia do Flamengo, nº 200, 17º andar, Rio de Janeiro/RJ	19.04% of Telemar Norte Leste S.A. – under Judicial Reorganization
Oi Serviços Financeiros S.A.	09.296.063/0001-01	Brazil	Rua Humberto de Campos, nº 425, 8º andar, Leblon, Rio de Janeiro/RJ, CEP 22430-190	99.875% of Oi S.A. – under Judicial Reorganization; 0.125% of Telemar Norte Leste S.A. – under Judicial Reorganization
Rio Alto Gestão de Créditos e Participações S.A.	11.973.206/0001-14	Brazil	Rua Beneditinos, nº 23, 2º andar, sala 205, Centro, Rio de Janeiro/RJ, CEP 80420-000	100% of Oi S.A. – under Judicial Reorganization
Pointer Networks S.A.	04.624.699/0001-11	Brazil	Rua Arquiteto Olavo Redig de Campos, nº 105 - Condomínio EZ Towers - Torre A - 19º andar, conjuntos 191 e 192, Vila São Francisco, São Paulo/SP	100% of Oi Móvel S.A. - under Judicial Reorganization
Companhia ACT de Participações	04.430.578/0001-39	Brazil	Rua Gomes de Carvalho, nº 1666, conj. 191, sala 01, Vila Olímpia, São Paulo/SP, CEP 04547-006	50% of Telemar Norte Leste S.A. – under Judicial Reorganization